Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,436,826
Unrealized Gain (Loss) on Market Value of Futures	(3,275,181)
Dividend Income	18,959
Interest Income	54,349
ETF Transaction Fees	350
Total Income (Loss)	$235,303

Expenses
General Partner Management Fees	$19,431
Professional Fees	3,821
Brokerage Commissions	3,347
Non-interested Directors' Fees and Expenses	464
Prepaid Insurance Expense	322
NYMEX License Fee	486
Total Expenses	27,871
Expense Waiver	(3,583)
Net Expenses	$24,288
Net Income (Loss)	$211,015

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$38,820,532
Withdrawals (100,000 Shares)	(3,006,120)
Net Income (Loss)	211,015

Net Asset Value End of Month	$36,025,427
Net Asset Value Per Share (1,150,000 Shares)	$31.33

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596